Standard Terms and Conditions of Trust

for

FT 10366

and subsequent Series

Effective: October 25, 2022

Between

First Trust Portfolios L.P.

Depositor

The Bank of New York Mellon

Trustee

First Trust Advisors L.P.

Portfolio Supervisor

Table of Contents

Page

Preamble	1
Article I Definitions	2
Section 1.01. Definitions	2
Article II Deposit of Securities; Acceptance of Trust; Form and Issuance of Units; Portfolio Insurance for the Insured Trusts; Separate Trusts	5
Section 2.01. Deposit of Securities	5
Section 2.02. Acceptance of Trust	6
Section 2.03. Issuance of Units Solely in Uncertificated Form; When Units Are Deemed Outstanding	6
Section 2.04. Reserved	6
Section 2.05. Portfolio Insurance for the Insured Trusts	6
Section 2.06. Separate Trusts	8
Section 2.07. Letter of Credit	8
Article III Administration of Fund	8
Section 3.01. Initial Cost	8
Section 3.02. Interest Account	9
Section 3.03. Principal Account	9
Section 3.04. Reserve Account	10
Section 3.05. Distribution	10
Section 3.06. Distribution Rates, Annual Statements	13
Section 3.07. Sale of Securities	14
Section 3.08. Refunding Securities	16
Section 3.09. Bond Counsel	16
Section 3.10. Notice and Sale by Trustee	17
Section 3.11. Trustee Not Required to Amortize	17
Section 3.12. Liability of Depositor	17
Section 3.13. Notice to Depositor	17
Section 3.14. Limited Replacement of Special Securities	17
Section 3.15. Portfolio Supervision	19
Section 3.16. Regulated Investment Company Election; Trustee’s Reliance on Advice of the Trust Accountants with Respect to Compliance with Regulated Investment Company Rules	22
Article IV Evaluation of Securities; Compensation for Evaluation; Succession	22

Standard Terms and Conditions of Trust

for

FT 10366

and Subsequent Series

Effective: October 25, 2022

These Standard Terms and Conditions of Trust effective October 25, 2022 are executed between First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Trustee and First Trust Advisors L.P., as Portfolio Supervisor.

Witnesseth That:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Portfolio Supervisor agree as follows:

Introduction

These Standard Terms and Conditions of Trust, effective October 25, 2022, shall be applicable to FT 10366 and all subsequent Series established after the date of effectiveness hereof, as provided in this paragraph. For FT 10366 and all subsequent Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust, effective October 25, 2022, are to be applicable, the Depositor, the Trustee and the Portfolio Supervisor shall execute a Trust Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective October 25, 2022, and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series and for each Trust in such Series (i) the Securities deposited in trust, (ii) the fractional undivided interest represented by each Unit, (iii) the number of Units of the Trust, (iv) the First General Record Date and the amount of the second distribution from the Interest Account, (v) the First Settlement Date, (vi) the compensation of the Depositor and Portfolio Supervisor, if any and (vii) the compensation of the Trustee as referred to in Section 6.04 hereof.

Now, Therefore, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Portfolio Supervisor agree as follows:

Article I

Definitions

Section 1.01. Definitions. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

(1) “Business Day” shall mean any day on which the New York Stock Exchange is open.

(2) “Contract Obligations” shall mean Securities which are to be acquired by the Fund pursuant to contracts, including (i) Securities listed in Schedule A to the Trust Agreement and (ii) additional or New Securities which the Depositor has contracted to purchase for the Fund pursuant to Sections 2.01 or 3.14 hereof.

(3) “Depositor” shall mean First Trust Portfolios L.P. and its successors in interest, or any successor depositor appointed as hereinafter provided. First Trust Portfolios L.P., in its capacity as Depositor is also referred to as “Sponsor” herein, in the Prospectus and may be so identified in other documents related to a Trust.

(4) “Evaluation Time” shall have the meaning assigned to it in the Prospectus.

(5) “Failed Contract Obligation” shall have the meaning assigned to it in Section 2.01 hereof.

(6) “Indenture” shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.

(7) “Initial Date of Deposit” shall have the meaning assigned to it in the Prospectus.

(8) “Initial Offering Period” shall have the meaning assigned to it in Section 4.01 hereof.

(9) “Insurance” shall mean the contract or policy of insurance described in Section 2.05 hereof obtained by certain Trusts of the Fund guaranteeing the payment when due of the principal of and interest on the Securities held pursuant and subject to this Indenture, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of such Trusts and the Unit holders thereof except that Insurance shall not include the individual policies of insurance on the Securities in certain Trusts which policies have been obtained by the issuers or prior owners of such Securities (the “Pre-Insured Securities”).

(10) “Insurer” shall mean the issuer of the contract or policy of Insurance obtained by certain Trusts of the Fund protecting such Trusts and the Unit holders thereof against nonpayment when due of the principal of and interest on any Security held by the Trustee as part of the Fund.

(11) “Letter of Credit” shall mean a letter of credit deposited with the Trustee by the Depositor to secure the purchase of Contract Obligations certain requirements for which are specified in Section 2.07 hereof.

(12) “Mandatory Termination Date” shall be the date so specified in the Trust Agreement.

(13) “Monthly Distribution Date” shall have the meaning assigned to it in Section 3.05 hereof.

(14) “Monthly Record Date” shall have the meaning assigned to it in Section 3.05 hereof.

(15)   Reserved.

(16) “Organization Expense Period” shall have the meaning assigned to it in Section 3.01 hereof.

(17) “Percentage Ratio” with respect to each Security in a Trust is that percentage derived by dividing the principal amount of such Security included in the initial deposit made pursuant to Section 2.01(a) by the total principal amount of all Securities included in such deposit. The Percentage Ratio shall be adjusted to the extent necessary to reflect the occurrence of an event which affects the capital structure of the issuer of the Security or a sale of a Security made pursuant to Section 3.07.

(18) “Portfolio Supervisor” shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

(19) “Prospectus” shall mean the prospectus relating to the Trust Fund filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement.

(20) “Purchase Period” shall have the meaning assigned to in Section 3.14.

(21) “Replacement Security” shall have the meaning assigned to it in Section 3.14.

(22) “Securities” shall mean such of the interest-bearing, tax-exempt or taxable obligations, including delivery statements relating to “when-issued” and/or “regular-way” contracts, if any, for the purchase of certain obligations and certified or bank check(s) or letter(s) of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in Schedule A of the Trust Agreement, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.08 and 3.14 hereof, as may from time to time continue to be held as a part of the Trust Fund.

(23) “Trust” or “Trusts” shall mean the separate trust or trusts created by the Trust Agreement, the Securities constituting the portfolio of which are listed in Schedule A attached thereto. “Insured Trust” shall mean a Trust in a Fund which has obtained Insurance, as such term is defined in Section 1.01(9). The various series of Trusts with the word “Intermediate” in the title may also be referred to herein as an “Intermediate Trust” and the various series of Trusts with the words “Short Intermediate” in the title may also be referred to herein as a “Short Intermediate Trust.”

(24) “Trust Agreement” shall mean the Trust Agreement for the particular series of the Fund into which this Standard Terms and Conditions is incorporated.

(25) “Trust Fund” or “Fund” shall mean the collective Trusts created by the Trust Agreement, which shall consist of the Securities held pursuant and subject to the Indenture, together with all undistributed interest received or accrued thereon, any undistributed cash realized from the sale, redemption, liquidation or maturity thereof or the proceeds of insurance, if any, received in respect thereof. Such amounts as may be on deposit in the Reserve Account hereinafter established shall be excluded from the Trust Fund.

(26) “Trustee” shall mean The Bank of New York Mellon, or any successor trustee appointed as hereinafter provided.

(27) “Unit” in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust equal initially to the fraction specified in Part II of the Trust Agreement, and the denominator of which shall be decreased by the number of any such Units redeemed as provided in Section 5.02.

(28) “Unit holder” shall mean the registered holder of any Unit as recorded on the registration books of the Trustee.

(29) The words “herein,” “hereby,” “herewith,” “hereof,” “hereinafter,” “hereunder,” “hereinabove,” “hereafter,” “heretofore” and similar words or phrases of reference and association shall refer to this Indenture in its entirety. Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

Article II

Deposit of Securities; Acceptance of Trust;
Form and Issuance of Units;
Portfolio Insurance for the Insured Trusts; Separate Trusts

Section 2.01. Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. The Depositor agrees to pay the total purchase price of all the Securities and shall deliver the Securities listed on said Schedule A to the Trustee which were represented by delivery statements at the time of the execution and delivery of the Trust Agreement within 90 days after said execution and delivery, or if the contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor (a “Failed Contract Obligation”), the Depositor shall forthwith take the remedial action specified in Section 3.14.

(b) In connection with the deposits described in Section 2.01(a), the Depositor has deposited cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the “Purchase Amount”) relating to Securities which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest-bearing account for the Trust.

(c) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Obligations are not delivered to the Trust in accordance with Section 2.01(a) and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.14 purchases of New Securities, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Security was acquired pursuant to Section 3.14, plus all amounts described in the next succeeding two sentences, shall be credited to the Principal Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Trustee that no Replacement Security will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.14. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase New Securities or are not used to provide refunds to Unit holders shall be paid to the Depositor.

  (d) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, or in a book entry system operated by the Federal Reserve Board.

Section 2.02. Acceptance of Trust. The Trustee hereby declares it holds and will hold each Trust as Trustee in trust upon the trusts herein created for the use and benefit of the Unit holders, subject to the terms and conditions of this Indenture.

Section 2.03. Issuance of Units Solely in Uncertificated Form; When Units Are Deemed Outstanding. (a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in Schedule A to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation confirming the ownership of the number of Units specified. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor’s direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction.

(b) Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unit holder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unit holder. The only permitted registered holders of Units of a Trust shall be Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in Depository Trust Company. Notwithstanding the foregoing, the Trustee is authorized to, and shall when requested by Depository Trust Company, issue to Depository Trust Company (or its nominee, Cede & Co.), a balance certificate evidencing all Units of a Trust held by Depository Trust Company from time to time, in such form as Depository Trust Company shall specify.

(c) For purposes of the administration of a Trust, a Unit tendered for redemption shall be treated as no longer outstanding on the first Business Day following the Trustee’s receipt of the tendered Unit.

Section 2.04. Reserved.

Section 2.05. Portfolio Insurance for the Insured Trusts. Concurrently with the delivery to the Trustee of the Securities in each Insured Trust listed in Schedule A to the Trust Agreement, the Insurer has delivered to and deposited with the Trustee a unit investment trust portfolio insurance policy to protect each Insured Trust and the Unit holders thereof against nonpayment of principal and interest when due on any Security or Securities (except for Pre-Insured Securities which are not covered by Insurance) while held by the Trustee in the portfolio of such Trust.

The Trustee shall take all action deemed necessary or advisable in connection with the Insurance to continue such Insurance in full force and effect and shall pay all premiums due thereon, including the initial premium, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to such Trust.

Under the terms of the policy, the Insurance may not be canceled by the Insurer. The Trustee shall deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Insurer the amount of any premium to which it is at the time entitled to receive. The Trustee will deliver a check to the Insurer in an amount which represents the premium due on such policy (or policies) from the date of deposit to the first business day of the succeeding month and thereafter agrees to pay by check drawn on a New York City depository on the first business day of each month, the full amount of each monthly installment of premium. The Insurer’s right to the payment of premiums from Trust funds held by the Trustee in accordance with the terms of the policy is absolute (except when payment is withheld in good faith by the Trustee in the event of dispute over the amount thereof) and shall constitute a lien on an Insured Trust prior to the interest of the Unit holders, but no failure on the part of the Trustee to make such payment of principal or installment thereof to the Insurer shall result in a cancellation of the Insurance or otherwise affect the right of any Unit holders under the policy to have any amounts of principal and interest paid by the Insurer to the Trustee to be held as part of an Insured Trust when the same are not paid when due by the issuer of a Security or Securities held by the Trustee as part of such Insured Trust.

With each payment of premium or installment thereof, the Trustee shall notify the Insurer of all Securities (except for Pre-Insured Securities which are not covered by Insurance) which during the expiring premium period were redeemed from or sold by each Insured Trust.

The insurance policy provides that at all times while a Security is held by an Insured Trust, the Insurer shall pay to the Trustee any amounts of principal and interest due, but not paid, by the issuer of a Security (except for Pre-Insured Securities which are not covered by Insurance). The Trustee shall promptly notify the Insurer of any nonpayment or of any written notice directed to the Trustee of threatened nonpayment of principal or interest and the Insurer shall within 30 days after receipt of such notice make payment to the Trustee of all amounts of principal and interest at that time due, but not paid.

Payments of principal and interest assumed by the Insurer under the policy shall be made as required by the related Security or Securities, except in the event of a sale of any such Security or Securities by the Trustee under Section 3.07, 5.02 or 6.04, or a termination of this Indenture and the respective Insured Trust created hereby under Section 8.02, prior to the final maturity of such Security or Securities, in each of which events, upon notice from the Trustee, the Insurer shall promptly make payment of the accrued interest on such Security or Securities to the Trustee and shall be relieved of further obligation to the Trustee thereon.

Upon the making of any payment referred to in the preceding paragraphs, the Insurer shall succeed to the rights of the Trustee under the Security or Securities involved to the extent of the payments made at that time, or any time subsequent thereto, and shall continue to make all payments required by the terms of such Security or Securities to the extent that funds are not provided therefor by the issuer thereof. Upon the payment of any amounts by the Insurer, occasioned by the nonpayment thereof by the issuer, the Trustee shall execute and deliver to the Insurer any receipt, instrument or document required to evidence the right of the Insurer in the Security or Securities involved to payment of principal and/or interest thereon to the extent of the payments made by the Insurer to the Trustee.

With respect to Pre-Insured Securities in the respective Trusts of the Fund, the Trustee shall promptly notify the respective insurance company of any nonpayment of principal or interest on such Pre-Insured Securities and if the respective insurance company should fail to make payment to the Trustee within 30 days after receipt of such notice, the Trustee shall take all action against the respective insurance company and/or issuer as instructed by the Depositor to collect all amounts of principal and interest at that time due, but not collected.

The Trustee shall also take such action required under Section 5.02 hereof with respect to Permanent Insurance, as defined in such Section 5.02 in connection with the sale of the Securities from an Insured Trust.

Section 2.06. Separate Trusts. The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of any Trust be charged against the other. The Units representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other.

Section 2.07. Letter of Credit. The Trustee shall not accept any Letter of Credit under this Indenture unless the stated expiration date of the Letter of Credit is at least thirty days from the respective date of deposit of Contract Obligations pursuant to Section 2.01(a). The Trustee is authorized to downpost the amount available under the Letter of Credit, if any deposited by the Depositor by an amount equal to the purchase price of the Contract Obligations representing Securities delivered to the Trust on the date of delivery of such Securities.

Article III

Administration of Fund

Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor’s reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (the “Organization Expense Period”); nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the Organization Expense Period. If the cash balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this Section shall be for the account of Unit holders of record at the conclusion of the Organization Expense Period. Subject to the further provisions of this Section, any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than First Settlement Date specified in Section 3.05 hereof and the Depositor’s obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the Organization Expense Period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount of such cash attributable to Units tendered for redemption. As used herein, the Depositor’s reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the costs of a portfolio consultant, licensing fees required for the establishment of the Trust under licensing agreements which provide for full payment of the licensing fees not later than the conclusion of the Organization Expense Period if any, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

Section 3.02. Interest Account. The Trustee shall collect the interest on the Securities in each Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Securities in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities or insurance thereon, if any, which represents accrued interest thereon) and credit such interest to a separate account for each Trust to be known as the “Interest Account.”

Section 3.03. Principal Account. (a) The Securities in each Trust and all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof) other than amounts credited to the Interest Account, received by the Trustee in respect of the Securities in each Trust, including insurance thereon, if any, shall be credited to a separate account for each Trust to be known as the “Principal Account.”

(b) Moneys and/or irrevocable letters of credit required to purchase Contract Obligations or deposited to secure such purchases are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositor fails to timely purchase a Contract Obligation and has not given the Failed Contract Notice (as defined in Section 3.14) at which time the moneys and/or letters of credit attributable to the Contract Obligation not purchased by the Depositor shall be credited to the Principal Account; or (ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; provided, however, that if the Depositor also notifies the Trustee in the Failed Contract Notice that it has purchased or entered into a contract to purchase a New Security (as defined in Section 3.14), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the New Security shall also have failed or is not delivered by the Depositor within two business days after the settlement date of such New Security, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, to the extent of moneys, or moneys then available under any letter of credit, deposited by the Depositor, and/or cause the Depositor to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Obligation and the purchase price of the New Security, together with any sales charge and accrued interest applicable to such difference (or applicable to the failed Contract Obligation if no New Security is deposited) and distribute such moneys to Unit holders pursuant to Section 3.05.

The Trustee shall give prompt written notice to the Depositor of all amounts credited to or withdrawn from the Principal Account and the balance in such Account after giving effect to such credit or withdrawal.

Section 3.04. Reserve Account. From time to time, the Trustee shall withdraw from the cash on deposit in the Interest Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust or in connection with the termination of the Trust pursuant to Section 8.02. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the “Reserve Account.” The Trustee shall not be required to distribute to the Unit holders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn, or if the Trust Fund shall have terminated or shall be in the process of termination, the Trustee shall distribute same in accordance with Section 8.02(d) and (e) to each Unit holder such holder’s interest in the Reserve Account.

Section 3.05. Distribution. The Trustee, as of the “First Settlement Date,” as set forth in the section entitled “Summary of Essential Information” in the Prospectus, shall advance from its own funds and shall pay to the Depositor the amount of interest accrued to such date on the Securities deposited in the respective Trusts, net of a proportionate amount of Trust expenses attributable to the period between the date of the Trust Agreement and the First Settlement Date. The Trustee shall be entitled to reimbursement, without interest, for such advancements from interest received by the respective Trusts before any further distributions shall be made from the Interest Account to Unit holders of the respective Trusts. Subsequent distributions shall be made as hereinafter provided.

The second distribution of funds from the Interest Accounts of the respective Trusts shall be in the amount specified in Part II of the Trust Agreement and shall be made on the twenty-fifth day of the month after the “First General Record Date,” as defined in Part II of the Trust Agreement, to all Unit holders of record of the respective Trusts as of the First General Record Date.

As of the tenth day of each month of each year commencing the First General Record Date, the Trustee shall with respect to each Trust:

(a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

(b) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Portfolio Supervisor and the Depositor the amounts that they at the time are entitled to receive pursuant to Sections 3.15 and 4.03, respectively; and

(c) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to bond counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel pursuant to Section 3.09, as certified to by the Depositor.

The share of the balance in the Interest Account to be distributed to a Unit holder shall be computed as of the tenth day of each month, commencing with the first such day subsequent to the First General Record Date (the “Monthly Record Date”). The Trustee shall distribute to each Unit holder of record as of the close of business on such Monthly Record Date such Unit holder’s pro rata share of the balance of the Interest Account as computed herein on or shortly after the twenty-fifth day of such month (the “Monthly Distribution Date”). Such amount shall be equal to the estimated amount of interest accrued on the Securities from and including the immediately preceding Monthly Record Date through but not including the Monthly Record Date on which such calculation is made, less (i) the estimated costs and expenses attributable to such period, (ii) interest attributable to such period paid or payable in connection with redemption of Units and (iii) amounts previously advanced by the Trustee pursuant to this Section 3.05 which are now deemed to be uncollectible, divided by the number of Units outstanding on such Monthly Record Date. In the event the amount on deposit in the Interest Account on a Monthly Distribution Date is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to the Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made on such Monthly Distribution Date and shall be entitled to be reimbursed, without interest, out of interest received by the Trust on the first Monthly Record Date following the date of such advance to the extent such reimbursement may be made without reducing the amount in the Interest Account to an amount less than that required for the next ensuing monthly interest distribution except where advances were made by the Trustee on Securities which have defaulted or on which any payment has been recovered from the Trustee by a trustee in bankruptcy and the interest on which cannot currently be collected (either from the issuer of the Securities or the Insurer), in which case the Trustee may reimburse itself for such advances and reduce, if necessary, the amount of the interest distribution. The Trustee shall be deemed to be the beneficial owner of the income of the Trust to the extent such income is required to reimburse the Trustee for amounts advanced by it pursuant to this Section 3.05; amounts payable to the Trustee in respect of such advances shall be secured by a lien on the Trust prior to the interests of Unit holders.

Distributions of amounts represented by the cash balance in the Principal Account for each Trust shall be computed as of the First General Record Date and each subsequent Monthly Record Date and distributed on the twenty-fifth day of the month following the First General Record Date and on each subsequent Monthly Distribution Date, or within a reasonable period of time thereafter, to each Unit holders of record at the close of business on the First General Record Date or Monthly Record Date. Such distribution shall be the Unit holder’s pro rata share of the cash balance of the Principal Account as thus computed, provided, however, that the Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit.

If the Depositor (i) fails to replace any failed Special Security (as defined in Section 3.14), or (ii) is unable or fails to enter into any contract for the purchase of any New Security in accordance with Section 3.14, the Depositor shall pay to the Trustee and the Trustee shall distribute, to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section to all Unit holders in the respective Trust the principal and accrued interest (at the coupon rate of the relevant Security to the date the Depositor is notified of the failure) and sales charge attributable to such Special Securities at the next monthly distribution date which is more than thirty days after the expiration of the Purchase Period (as defined in Section 3.14) or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Unit holders.

If any contract for a New Security in replacement of a Special Security shall fail, the Depositor shall pay to the Trustee and the Trustee shall distribute to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, the principal and accrued interest (at the coupon rate of the relevant Special Security to the date the Depositor is notified of the failure) and sales charge attributable to the Special Security to the Unit holders in the respective Trust at the next monthly distribution date which is more than thirty days after the date on which the contract in respect of such New Security failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Unit holders.

If, at the end of the Purchase Period, less than all moneys attributable to a failed Special Security have been applied or allocated by the Trustee pursuant to a contract to purchase New Securities, the Trustee shall distribute the remaining moneys to Unit holders in the respective Trust at the next Monthly Distribution Date which is more than thirty days after the end of the Purchase Period or at such earlier time thereafter as the Trustee in its sole discretion deems to be in the best interest of the Unit holders.

The amounts to be so distributed to each Unit holder of a Trust shall be that pro rata share of the balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unit holder.

In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unit holders of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unit holders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

Section 3.06. Distribution Rates, Annual Statements. With each distribution from the Interest or Principal Accounts of a Trust, the Trustee shall provide the Depository Trust Company with the dollar amount per Unit distributed from each account.

Within a reasonable period of time after the last business day of each calendar year, the Trustee shall prepare a statement setting forth, with respect to such calendar year and with respect to each Trust in existence during any part of such calendar year, the information specified below. The Depositor will make the statement available at the Depositor’s website (www.ftportfolios.com) in the UIT Tax Center, where it will be retrievable by CUSIP; in addition, the Depositor will mail a copy of the statement to any Unit holder requesting the same in the manner specified in the Trust Prospectus.

(A) as to the Interest Account:

(1) the amount of interest received on the Securities,

(2) the amounts paid for purchases of New Securities pursuant to Section 3.14 and for redemptions pursuant to Section 5.02,

(3) the deductions for payment of applicable taxes and fees and expenses, including amounts paid for updating of the Trust’s registration statement which shall be separately identified, and

(4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

(B) as to the Principal Account:

(1) the dates of the sale, maturity, liquidation or redemption of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

(2) the amount paid for purchases of New Securities pursuant to Section 3.14 and for redemptions pursuant to Section 5.02,

(3) the deductions for payment of applicable taxes and fees and expenses, including amounts paid for updating of the Trust’s registration statement which shall be separately identified, and

(4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

(C) the following information:

(1) a list of the Securities as of the last Business Day of such calendar year,

(2) the number of Units outstanding on the last Business Day of such calendar year,

(3) the Unit Value, determined pursuant to Section 5.01, based on the last Trust Fund evaluation made during such calendar year, and

(4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions.

With respect to any Trust which has elected to be taxed as a regulated investment company, amounts distributable from the Interest Account upon termination of the Trust pursuant to Section 8.02 shall be treated as transferred to the Principal Account and included in the dollar amount reported as distributed from the Principal Account for all purposes of this Section 3.06.

Section 3.07. Sale of Securities. If necessary, in order to maintain the sound investment character of a Trust, the Depositor, which may rely on the recommendation of the Portfolio Supervisor, may direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor or Portfolio Supervisor has determined that any one or more of the following conditions exist:

(a) that there has been a default on such Securities in the payment of principal or interest, or both, when due and payable;

(b) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of principal or interest on any such Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of debt service on the same;

(c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Securities, or their general credit standing, or otherwise impair the sound investment character of such Securities;

(d) that there has been a default in the payment of principal of or interest on any other outstanding obligations of an issuer of such Securities;

(e) that the price of any such Securities had declined as a result of credit factors, so that in the opinion of the Depositor as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust Fund and to the interest of the Unit holders;

(f) that such Securities are the subject of an advanced refunding. For the purposes of this Section 3.07(f), an “advanced refunding” shall mean when refunding bonds are issued and the proceeds thereof are deposited in an irrevocable trust to retire the Securities on or before their redemption date;

(g) that as of any Record Date any of the Securities are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Principal Account at least $1.00 per Unit;

(h) that the sale of Securities is necessary or advisable: (i) in order to maintain the qualification of the Trust as a regulated investment company in the case of a Trust which has elected to qualify as such; or (ii) to provide funds to make any distribution from such a Trust for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust;

(i) that such sale is necessary for the Trust to comply with such federal and/or state laws, regulations and/or regulatory actions and interpretations which may be in effect from time to time.

(j) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unit holders; or

(k) that as a result of the ownership of the Security, the Trust or its Unit holders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297(a) of the Internal Revenue Code.

If the Trust is an Insured Trust, the Depositor shall also consider whether any insurance that may be applicable to the Securities cannot be relied upon to provide the principal and interest protections intended to be afforded by such insurance.

In the event the Depositor has directed the Trustee to sell a Security from an Insured Trust, the Trustee shall exercise its right to purchase a policy providing for permanent insurance (a “Permanent Insurance Policy”) if the Depositor determines that such purchase and payment of related premium will result in a net realization for the Insured Trust greater than would the sale of the Security without the purchase of a Permanent Insurance Policy with respect to such Security and shall pay an amount equal to the premium payable for such Permanent Insurance Policy to the Insurer at the time and in the manner required by such Permanent Insurance Policy. Such premium shall be payable only from the sale of such Securities.

Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction; provided, however, that the Trustee shall not sell or liquidate any Securities upon receipt of a direction from the Depositor that it has determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Securities, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Securities.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.

Section 3.08. Refunding Securities. In the event that an offer shall be made by an obligor of any of the Securities in a Trust to issue new obligations in exchange and substitution for any issue of Securities pursuant to a plan for the refunding or refinancing of such Securities, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Securities, except that if (i) the issuer is in default with respect to such Securities, (ii) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Securities in the reasonably foreseeable future, or (iii) the Trust has elected to qualify as a regulated investment company, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unit holder of such Trust, including an identification of the Securities eliminated and the securities substituted therefor.

Section 3.09. Bond Counsel. The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying Securities pursuant to Section 3.07 or the substitution of any Securities for underlying Securities as the result of any refunding permitted under Section 3.08. The fees and expenses of such bond counsel shall be paid by the Trustee from the Interest and Principal Accounts of the applicable Trust as provided for in Section 3.05(d) hereof.

Section 3.10. Notice and Sale by Trustee. If at any time the principal of or interest on any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made within 30 days, either pursuant to the Insurance, if any, or otherwise, the Trustee shall notify the Depositor thereof. If within 30 days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Trustee may in its discretion sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.11. Trustee Not Required to Amortize. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts by reason of any premium or discount in respect of any of the Securities.

Section 3.12. Liability of Depositor. The Depositor shall be under no liability to the Unit holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, bond counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

Section 3.13. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.13.

Section 3.14. Limited Replacement of Special Securities. If any contract in respect of Contract Obligations in a Trust other than a contract to purchase a New Security (as defined below), including those purchased on a “when, as and if issued” basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such failed Contract Obligations being herein called the “Special Securities”), the Depositor shall notify the Trustee (such notice being herein called the “Failed Contract Notice”) of its inability to deliver the failed Special Security to the Trustee after it is notified that the Special Security will not be delivered by the seller thereof to the Depositor. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Notice (such twenty-day period being herein called the “Purchase Period”), the Depositor shall, if possible, purchase or enter into the contract, if any, to purchase an obligation to be held as a Security hereunder (herein called the “New Security”) as part of the Fund in replacement of the failed Special Security, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

(a) The New Securities (i) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase or similar fund) not exceeding the date of maturity of the Special Securities they replace and not less than ten years after the date of purchase or, in the case of an Intermediate Trust, or a Short Intermediate Trust, not less than 5 years and 3 years, respectively, from the Date of Deposit, (ii) must be purchased at a price that results in a current return as of the Date of Deposit at least equal to that of the Special Securities they replace, (iii) must be purchased at a price that results in a yield to maturity as of the Date of Deposit at least equal to that of the Special Securities they replace, (iv) shall be payable as to principal and interest in United States currency, (v) shall not be a “when, as and if issued” Security, (vi) shall be issued after July 18, 1984 and (vii) shall have the benefit of exemption from state and/or federal taxation, if any, on interest to an equal or greater extent than the Special Securities they replace.

(b) Each New Security shall be rated at least “BBB” or better in the case of the Insured Trusts and “A” or better in the case of other Trusts by Standard & Poor’s Financial Services LLC or “Baa” or better in the case of the Insured Trusts and “A” or better in the case of other Trusts by Moody’s Investors Service, Inc., or comparably rated by any other nationally recognized credit rating service rating debt obligations which shall be designated by the Depositor and shall be satisfactory to the Trustee.

(c) The principal amount of the New Securities (exclusive of accrued interest) shall not exceed the principal attributable to the Special Securities.

(d) With respect to the Insured Trusts, each New Security shall be a Pre-Insured Security or acceptable to the Insurer to be included under the respective Trust’s Insurance and will be so included upon acquisition by the Trust or, in the case of a Trust in which all Securities are not insured by a portfolio insurance policy but are Pre-Insured Securities, shall be a Pre-Insured Security.

(e) The Depositor shall promptly furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Securities purchased or to be purchased that shall (i) identify the New Securities, (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the New Securities.

Upon satisfaction of the foregoing conditions with respect to any New Security, the Depositor shall pay the purchase price for the New Security from its own resources or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Security to the Principal Account of such Trust, the Trustee shall pay the purchase price of the New Security upon directions from the Depositor from the moneys and/or letters of credit so credited to the Principal Account. If the Depositor has paid the purchase price and, in addition, the Trustee has credited moneys of the Depositor to the Principal Account of such Trust, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unit holders pursuant to Section 3.05.

Whenever a New Security is acquired by the Depositor pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, deliver to Depository Trust Company, for the Unit holders of the respective Trust, notice of such acquisition, including an identification of the failed Special Securities and the New Securities acquired. The purchase price of the New Securities shall be paid out of the principal attributable to the failed Special Securities. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions and in the absence of such directions the Trustee shall have no duty to purchase any New Securities under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Securities or for errors of judgment in respect of this Section 3.14; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Notwithstanding anything to the contrary in this Section 3.14, no substitution of New Securities will be made without an opinion of counsel that such substitution will not adversely affect the federal, state or local income tax status of the Trust, if such New Securities when added to all previously purchased New Securities in the Trust exceeds 15% of the principal amount of Securities initially deposited in the Trust.

Section 3.15. Portfolio Supervision. (a) The Portfolio Supervisor shall perform such portfolio and other advisory services as specified herein or as from time to time requested by the Depositor, and shall provide such bookkeeping and other administrative services to the Trust of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, as the Depositor shall specify. As compensation for providing such services, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount, if any, set forth in Part II of the Trust Agreement for the Trust. During the Initial Offering Period, as determined in Section 4.01 of the Indenture, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year during which the Initial Offering Period ends, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the Initial Offering Period. In each instance, such annual fee shall be prorated for any calendar year in which the Portfolio Supervisor provides services described herein during less than the whole of such year. For Trusts no longer in the Initial Offering Period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by the Portfolio Supervisor for rendering the services described in this Section 3.15 and the Depositor for rendering the services described in Section 4.03 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to the Depositor and Portfolio Supervisor of supplying such services in such year. Such fee may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from the Portfolio Supervisor, which shall constitute the representation by the Portfolio Supervisor that the portfolio supervisory services and the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by the Depositor of providing evaluation services as described in Section 4.03 and the Portfolio Supervisor of providing portfolio supervisory and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and/or Principal Accounts in accordance with Section 3.05. If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15 and Section 4.03, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.15 and Section 4.03. Any moneys payable to the Portfolio Supervisor pursuant to this Section 3.15 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the Indenture. The Portfolio Supervisor may employ one or more sub-Portfolio Supervisors to assist in performing the services set forth in this Section 3.15. The Portfolio Supervisor shall not be answerable for the default of any such sub-Portfolio Supervisors if such sub-Portfolio Supervisors shall have been selected with reasonable care, provided, however, that the Portfolio Supervisor will indemnify and hold the Trust harmless from and against any loss occurring as a result of a sub-Portfolio Supervisor’s willful misfeasance, reckless disregard, bad faith, or gross negligence in performing any of the services set forth in this Section 3.15. The costs of such sub-Portfolio Supervisors shall be paid by the Portfolio Supervisor out of the fees received by the Portfolio Supervisor in accordance with this Section 3.15.

(b) The Portfolio Supervisor and any successor appointed as hereafter provided, in its capacity as Portfolio Supervisor and/or provider of bookkeeping and administrative services, as described herein, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 3.15(f), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor and the Trustee may remove the Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon thirty days’ written notice and appoint a successor to act in the capacity to which the removal applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as First Trust Portfolios L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor or any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record or, with respect to Units registered in the name of the Depository Trust Company (or its nominee, Cede & Co.), delivered to the Depository Trust Company in accordance with its customary procedures.

(c) Any successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 3.15, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of the Indenture.

(d) In case at any time the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.15 shall resign and no successor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

(e) Any corporation or other entity into which the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.15 hereunder may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.15 hereunder shall be a party, shall be the successor under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.15 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation. Any Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.15 hereunder may transfer all or substantially all of its assets to a corporation or other entity which carries on the business of such Portfolio Supervisor and/or provider of bookkeeping and administrative services, if at the time of such transfer such successor duly assumes all the obligations of such Portfolio Supervisor and/or provider of bookkeeping and administrative services under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

(f) Any resignation or removal of the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.15 shall become effective upon acceptance of appointment by the successor as provided in Section 3.15(c).

(g) The Portfolio Supervisor shall be under no liability to the Unit holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 3.16. Regulated Investment Company Election; Trustee’s Reliance on Advice of the Trust Accountants with Respect to Compliance with Regulated Investment Company Rules. For Trusts which intend to be treated and to qualify as a “regulated investment company,” as set forth in the Prospectus for such Trusts, each such Trust elects to be treated and to qualify as a “regulated investment company” as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

The Trustee will engage accountants selected by the Depositor to prepare or review tax returns and tax filings for each such Trust and otherwise to monitor all aspects of such Trust’s compliance with the rules of the Internal Revenue Code applicable to regulated investment companies. The Trustee shall not be liable to any person for any actions taken upon the instruction of such accountants or for any omission in the absence of such instruction.

Article IV

Evaluation of Securities; Compensation for Evaluation; Succession

Section 4.01. Evaluation of Securities. The Depositor shall determine separately and promptly furnish to the Trustee upon request the value of each issue of Securities of each Trust (treating separate maturities of Securities as separate issues) as of the Evaluation Time on the offering side of the market on each Business Day until such time as the Trustee has been informed by the Depositor that the initial public offering of the respective Trusts has been completed (the “Initial Offering Period”). After the initial public offering has been completed, the Depositor shall determine separately and promptly furnish to the Trustee upon request the value of each issue of Securities of a Trust (treating separate maturities of Securities as separate issues) as of the Evaluation Time on the bid side of the market on the days on which an evaluation of the Trust is required by Section 5.01. Such evaluations shall be made (i) on the basis of current bid or offering prices for the Securities of a Trust, which may reflect odd-lot pricing where appropriate (unless the Depositor determines such prices to be inappropriate as the basis for evaluation), (ii) if appropriate bid or offering prices are not available for any Securities of a Trust, on the basis of current bid or offering prices for comparable bonds, (iii) by determining the value of the Securities of a Trust on the bid or offering side of the market by appraisal, or (iv) by any combination of the above. Any evaluation of Securities which includes amounts attributable to Permanent Insurance, as defined in Section 5.02 hereof, shall, to the extent necessary, include a deduction for amounts which would be payable as premiums to obtain Permanent Insurance if the Trustee had exercised the right to obtain Permanent Insurance. For each evaluation, the Depositor shall also determine and furnish to the Trustee the aggregate of (a) the value of all Securities of a Trust on the basis of such evaluation, and (b) on the basis of the information furnished to the Depositor by the Trustee pursuant to Section 3.03, the amount of cash then held in the Principal Account of the respective Trust which was received by the Trustee after the Record Date preceding such determination less amounts required for payment of Units tendered for redemption and payment of trust expenses, and less any amounts held in the Principal Account of the respective Trust for distribution to Unit holders on a subsequent Distribution Date when a Record Date occurs four Business Days or less after such determination. For the purposes of the foregoing, the Depositor may obtain current bid or offering prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in municipal bonds and may value the Insurance on the Securities in such a manner as the Depositor deems necessary for such valuation.

The Depositor will maintain and preserve the records of its determinations and activities in connection with the evaluation of Trust Securities as required by applicable statutes and regulations. Such records shall constitute records of the Trust and shall be made available by the Depositor.

Section 4.02. Information for Unit Holders. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the Depositor shall make available to the Trustee and the Trustee shall transmit to any Unit holders upon request any determinations made by it pursuant to Section 4.01.

Section 4.03. Compensation for Services Provided. (a) The Depositor, as compensation for providing evaluation services shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount, if any, set forth in Part II of the Trust Agreement for the Trust. During the Initial Offering Period, as determined in Section 4.01 of the Indenture, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year during which the Initial Offering Period ends, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the Initial Offering Period. In each instance, such annual fee shall be prorated for any calendar year in which the Depositor provides services described herein during less than the whole of such year. For Trusts no longer in the Initial Offering Period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. The fee received by the Depositor for providing evaluation services may exceed its actual cost of providing such services for the Trust, but at no time will the total amount received by the Depositor for providing evaluation services and the Portfolio Supervisor for providing services described in Section 3.15 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost of the Depositor and Portfolio Supervisor of supplying such services in such year. Such fee may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from the Depositor, which shall constitute the representation by the Depositor that the evaluation services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by the Depositor of providing evaluation services as described in Section 4.03 and the Portfolio Supervisor of providing portfolio supervisory and bookkeeping and administrative services as described in Section 3.15 was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and/or Principal Accounts in accordance with Section 3.05. If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to Section 3.15 and Section 4.03, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to Section 3.15 and this Section 4.03. Any moneys payable to the Depositor pursuant to this Section 4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the Indenture. The Depositor may employ one or more entities to assist in performing the evaluation services set forth in this Article IV. The Depositor shall not be answerable for the default of any such entities if such entities shall have been selected with reasonable care and are properly reviewed and supervised, provided, however, that the Depositor will indemnify and hold the Trust harmless from and against any loss occurring as a result of an entity’s willful misfeasance, reckless disregard, bad faith, or gross negligence in performing evaluation services set forth in this Article IV. The cost of such entities shall be paid by the Depositor out of the fees received by the Depositor in accordance with this Section 4.03.

Section 4.04. Liability of the Depositor for Evaluations. The Trustee and the Unit holders may rely on any evaluation furnished by the Depositor and shall have no responsibility for the accuracy thereof. The determinations made by the Depositor hereunder shall be made in good faith upon the basis of the best information available to it. The Depositor shall be under no liability to the Trustee or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 4.05. Resignation of Depositor; Successor. (a) The Depositor may resign by delivering to the Trustee an instrument of resignation and, upon such delivery, the Trustee shall proceed as provided in Section 6.01(f). Any resignation shall become effective upon the acceptance of appointment by a successor Depositor, or, if no successor is appointed, the termination of the Trust. The resigning Depositor shall not be liable for acts or omissions occurring subsequent to the effectiveness of its resignation.

(b) Any corporation or other entity into which the Depositor may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Depositor shall be a party, shall be the successor under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Depositor may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation. Any Depositor may transfer all or substantially all of its assets to a corporation or other entity which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

Article V

Evaluation, Redemption, Purchase, Transfer of Units

Section 5.01. Evaluation. The Trustee shall make an evaluation of each Trust as of the close of trading on the New York Stock Exchange on each Business Day. For each Trust, and for all such purposes of determination of the aggregate price of the Securities in a Trust, the close of trading on the New York Stock Exchange shall be 4:00 p.m. Eastern time. Such evaluations shall take into account and itemize separately (a) the cash on hand in each Trust (other than cash declared held in trust to cover contracts to purchase bonds) or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (b) the value of each issue of the Securities in the respective Trust as last determined by the Depositor pursuant to Section 4.01, and (c) interest accrued thereon not subject to collection and distribution. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Depositor, the Portfolio Supervisor and bond counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of evaluation, (iii) commencing with the first Business Day following the conclusion of the Organization Expense Period, amounts representing unpaid accrued organization costs, and (iv) cash held for distribution to Unit holders of record of the respective Trust as of a date prior to the evaluation then being made.

The resulting figure is herein called a “Trust Fund Evaluation.” For each day on which the Trustee shall make a Trust Fund Evaluation it shall also determine the “Unit Value” for such day, which shall equal such Trust Fund Evaluation divided by the number of Units outstanding on such day.

The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. (“NASDAQ”) Mutual Fund Quotation Service (“MFQS”) a unit investment trust ticker symbol for a Trust and to contract with NASDAQ for the dissemination of the Trust Fund Evaluation computed by the Trustee pursuant to Section 5.01 of the Indenture through the MFQS, provided, however, that no such contract shall affect the Trustee’s duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Fund Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Fund Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Fund Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered for redemption by a Unit holder by means of an appropriate request for redemption in a form approved by the Trustee shall be paid by the Trustee on the second Business Day following the day on which tender for redemption is made in proper form, or such other date as specified under Federal securities laws, (being herein called the “Settlement Date”). Subject to payment by such Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Settlement Date of cash equivalent to the Unit Value, determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 on the date of tender multiplied by the number of Units tendered for redemption plus interest allocable to the redeemed Units accrued to (but not including) the Settlement Date (herein called the “Redemption Price”). Units received for redemption by the Trustee on any day after the Evaluation Time or on any day that is not a Business Day will be held by the Trustee until the Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price for more than two Business Days following the day on which tender for redemption is made (or such other number of days specified under Federal securities laws) (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss of damage which may result from any such suspension or postponement.

Not later than the close of business on the day of tender of a Unit for redemption by a Unit holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to 12:00 p.m. Eastern time on the next Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Depositor on the Redemption Date of an amount equal to the Redemption Price which would otherwise be payable by the Trustee to such Unit holder.

Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

If the Depositor does not elect to purchase any Unit of a Trust tendered to the Trustee for redemption, or if a Unit is being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such of the Securities held in such Trust currently designated for such purposes by the Depositor as the Trustee in its sole discretion shall deem necessary. In the event that funds are withdrawn from the Principal Account for payment of accrued interest, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Interest Account.

The Depositor shall maintain with the Trustee a current list of Securities held in each Trust designated to be sold for the purpose of redemption of Units of each Trust tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Depositor shall for any reason fail to maintain such a list, the Trustee in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account of such Trust and the proceeds of such sales representing accrued interest shall be credited to the Interest Account of such Trust. With respect to the Insured Trusts, the Depositor shall also designate on such list of Securities designated to be sold, the Securities upon the sale of which the Trustee shall obtain permanent insurance (the “Permanent Insurance”) from an Insurer, provided that if the Depositor shall for any reason fail to make such designation, the Trustee in its sole discretion, may make such designation if it deems such designation to be in the best interests of Unit holders. The Trustee is hereby authorized to pay and shall pay out of the proceeds of the sale of the Securities which are covered by Permanent Insurance, any premium for such Permanent Insurance and the net proceeds after such deduction shall be credited to the Principal and Interest Account as described above.

Notwithstanding the foregoing, when directed by the Depositor or when determined by the Trustee, the Trustee may advance funds required to pay the Redemption Price, provided that the Trustee shall have no obligation to advance funds if the unreimbursed account advanced to the Trust for this purpose then equals at least $15,000. When directed by the Depositor or determined by the Trustee, but in all events as promptly as reasonably practicable whenever the unreimbursed account advanced by the Trustee equals or exceeds $15,000, the Trustee shall sell additional Securities and shall reimburse itself the amount of the advance, provided that the Trustee’s right to reimbursement shall not be affected by any delay in sale or reimbursement. The Trustee’s right to reimbursement shall be secured by a lien on the Trust prior to the interest of Unit holders.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

Units redeemed pursuant to this Section 5.02 shall be canceled by the Trustee and shall be terminated by such redemptions.

As directed by the Depositor, the Trustee shall employ the Portfolio Supervisor or Depositor as its agent for the purpose of executing sales of Securities. The Portfolio Supervisor or Depositor, as applicable, will verify the Trustee’s ownership of any Security prior to entering into a contract for its sale. The Trustee shall have no liability for loss or depreciation resulting from the negligence or misconduct of the Portfolio Supervisor or Depositor as such agent.

Section 5.03. Transfer of Units. Subject to Section 2.03(b), the registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee.

A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid by the Unit holder to the Trustee.

With respect to Units registered in the name of the Depository Trust Company (or its nominee, Cede & Co.), (a) the Trustee and the Depositor may treat the Depository Trust Company as the absolute owner of such Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to such Units and (b) the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of such Units maintained by the Depository Trust Company (or any participant in the Depository Trust Company), (ii) the delivery to any beneficial owner of such Units (other than the Depository Trust Company) of any report or any notice of redemption, tender or any other matter related to such Units, (iii) the payment or distribution to any beneficial owner of such Units (other than the Depository Trust Company) of any amount payable or other property distributable with respect to such Units, (iv) the failure of the Depository Trust Company (or any participant in the Depository Trust Company) to effect any transfer of Units or (v) any other act or omission of the Depository Trust Company (or any participant in the Depository Trust Company).

Section 5.04. Reserved.

Article VI

Trustee

Section 6.01. General Definition of Trustee’s Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts of such Trust, and the payment of such costs and expenses shall be secured by a prior lien on such Trust.

In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

(a) All moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust within the meaning of the Investment Company Act of 1940, as part of the Trust Fund or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

(b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Securities, Units, other property pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Depositor. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto.

(c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor or the Portfolio Supervisor, or for the form, character, genuineness, sufficiency, value or validity of any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units, or for any policy of Insurance, including (without limiting the foregoing) the terms thereof, its due execution and delivery or the payment by the Insurer of amounts due under, or the performance by the Insurer or its obligation in accordance with, the Insurance, if any, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the Depositor or the Portfolio Supervisor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor or the Portfolio Supervisor.

(d) The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Trust or Trusts. The Trustee shall in its discretion undertake any action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of Unit holders.

(e) The Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee, in accordance with the opinion of counsel which may be counsel to the Depositor acceptable to the Trustee. The fees and expenses charged by such agents, attorneys, accountants and auditors shall constitute an expense of the Trust, reimbursable from the Interest and Principal Accounts of the affected Trust as set forth in Section 6.04 hereof.

(f) If at any time the Depositor shall resign or shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Interest Account of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate this Indenture and the Trust created hereby and liquidate the Trust’s portfolio in the manner provided in Section 8.02.

(g) If, after the end of the Initial Offering Period, (i) the value of any Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than 20% of the aggregate principal amount of Securities initially deposited in such Trust during the Initial Offering Period, or (ii) by reason of the Depositor’s redemption of Units of a Trust not theretofore sold constituting more than 60% of the number of Units initially authorized, the net worth of the Trust is reduced to less than 40% of the aggregate principal amount of Securities deposited in such Trust at the termination of the Initial Offering Period, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the Trust created hereby and liquidate such Trust, all in the manner provided in Section 8.02.

(h) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interest of the Unit holders of such Trust.

(i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as a expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940.

(j) The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(k) The Trustee is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent.

(l) The Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an “Affiliated Entity”) to act, as broker or dealer to execute transactions, including the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions, without reduction of the compensation payable to the Trustee for its services as such.

(m) The Trust may include (i) a letter or letters of credit meeting the requirements of Section 2.01 for the purchase of Securities or Contract Obligations issued by the Trustee in its individual capacity for the account of the Depositor or (ii) Securities issued by the Trustee, its parent, or affiliates, and the Trustee may otherwise deal with the Depositor and the Trust with the same rights and powers as if it were not the Trustee hereunder.

(n) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or affiliate of such issuer) of any Securities at any time held as part of the Trust and  may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder.

Section 6.02. Books, Records and Reports.

(a) General. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unit holder, and such books and records of each Trust shall be open to inspection by any Unit holders of such Trust at all reasonable times during the usual business hours. The Trustee shall make such annual or other reports, including tax filings and reporting, as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder. Pursuant to Section 6.01(e), the Trustee is authorized to employ accountants and other agents as it deems necessary for the preparation of such reports and filing and the expense of such accountants and agents shall be reimbursable to the Trustee in accordance with Section 6.04.

(b) Audit of Trust Accounts. Unless the Depositor determines that such an audit is not required, the accounts of the Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and the reports of such accountants shall be furnished, upon request, to Unit holders. So long as the Depositor is making a secondary market for Units, the Depositor shall bear the cost of such annual audits to the extent such cost exceeds $.50 per Unit.

(c) Costs of Updating of Registration Statement. If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust’s registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Principal Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02.

Section 6.03. Indenture and List of Securities on File. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unit holder, together with a current list of the Securities in each Trust.

Section 6.04. Compensation. For services performed under this Indenture the Trustee shall receive an annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year except during the Initial Offering Period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which compensation is paid. Thereafter, and for the remainder of such calendar year, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the Initial Offering Period. In each instance, such annual fee shall be prorated for any calendar year in which the Trustee provides services during less than the whole of such year. Such annual fee shall be paid in installments, in arrears, at the times specified in Section 3.05. The Trustee may adjust its rate of compensation provided for above in response to fluctuations in short term interest rates and average cash balances of the Trust accounts, reflecting the cost to the Trustee of advancing funds to the Trust to meet scheduled distributions, to provide funds for payment of redemptions, or otherwise, and changes in anticipated earnings on cash balances. The adjustment provided in the preceding sentence is in addition to the cost-of-living fee adjustment described below. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation. The Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unit holders hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Interest and Principal Accounts of each Trust on or before the Distribution Date on which such period terminates; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall charge the Interest and Principal Accounts relating to such Trust for any and all expenses and disbursements incurred hereunder, including, but not limited to, insurance premiums, tax accounting and reporting and auditing expenses, fees and expenses of attorneys, accountants and other advisors engaged by the Trustee, license fees, if any, expenses incurred in connection with communications to Unit holders, and for any extraordinary services performed by the Trustee hereunder relating to such Trust, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports, filings or other documents referred to in Section 6.02. The amount of any such charge which has not been finally determined as of any Record Date or other time reimbursement is made in accordance with Trustee’s customary practices may be estimated and any necessary adjustments shall be made. The Bank of New York Mellon, or any of its affiliates, may perform services in any capacity for any exchange traded fund, investment company, investment trust or other entity whose shares are held as an asset of the Trust, and The Bank of New York Mellon, as Trustee, shall be entitled to receive the foregoing compensation, without reduction, notwithstanding that The Bank of New York Mellon or an affiliate is receiving compensation for services to such exchange traded fund, investment company, investment trust or other entity. The Depositor and Trustee will observe the procedures declared in Section 5.02 with respect to the purchase of Permanent Insurance in connection with any such sale of Securities from an Insured Trust.

The Trustee shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Trustee given by the Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture.

If the cash balances in the Interest and Principal Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04. The Depositor and Trustee will observe the procedures described in Section 5.02 with respect to the purchase of Permanent Insurance in connection with any such sale of Securities from an Insured Trust.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.04. Any moneys payable to the Trustee pursuant to this Section shall be secured by a lien on the affected Trust prior to the interest of Unit holders.

Section 6.05. Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

(a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor and mailing or delivering a copy of a notice of resignation to all Unit holders then of record, not less than 60 days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee. Notice of such resignation or removal of a Trustee and appointment of a successor trustee shall be mailed or delivered by the successor trustee, promptly after its acceptance of such appointment, to each Unit holder then of record.

(b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.

(c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d) Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof. The Trustee’s and each successor Trustee’s right to indemnification shall survive its resignation or removal.

Section 6.06. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus and undivided profits of not less than $5,000,000.

Article VII

Rights of Unit Holders

Section 7.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit of a Trust, the Unit holder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units owned by such Unit holder, subject to the terms and conditions of this Indenture.

Section 7.02. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unit holders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a) A Unit holder may at any time prior to the Trustee’s close of business as of the date on which the Trust is terminated tender his or her Units to the Trustee for redemption in accordance with Section 5.02.

(b) The death or incapacity of any Unit holder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit holder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

(c) No Unit holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, a related Trust, or the obligations and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unit holders from time to time as partners or members of an association; nor shall any Unit holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

Article VIII

Additional Covenants; Miscellaneous Provisions

Section 8.01. Amendments. This Indenture may be amended from time to time by the Depositor and Trustee hereto or their respective successors, without the consent of any of the Unit holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; (b) to make any amendment required by any governmental agency; or (c) to make such other provision regarding matters or questions arising hereunder as the Depositor determines shall not be materially adverse to the interests of the Unit holders; provided, however, that the parties hereto may not amend this Indenture so as to (i) increase the number of Units issuable hereunder above the amount issued pursuant to Section 2.03, or such lesser amount as may be outstanding at any time during the term of this Indenture, or (ii) subject to Sections 3.08 and 3.14, permit the deposit or acquisition hereunder of interest bearing obligations or other securities either in addition to or in substitution for any of the Securities.

Unless the Depositor otherwise directs, notice of any such amendment shall be included in the annual statement provided pursuant to Section 3.06.

Section 8.02. Termination. This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of 100% of the Unit holders of the respective Trust; provided that in no event shall any Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of this Indenture (the “Mandatory Termination Date”); and provided further, that in connection with any such liquidation, it shall not be necessary for the Trustee to dispose of any Security or Securities of the respective Trust if the Depositor determines that retention of such Security or Securities of the respective Trust, until due, shall be deemed to be in the best interests of Unit holders of the respective Trust, including but not limited to, situations in which a Security or Securities are in default, situations in which a Security or Securities reflect a deteriorated market price resulting from a fear of default, and situations in which a Security or Securities mature after the Mandatory Termination Date. The Depositor and Trustee will observe the procedures described in Section 5.02 with respect to the purchase of Permanent Insurance in connection with the liquidation of Securities of an Insured Trust. Upon the date of termination, the registration books of the Trustee shall be closed.

Within a reasonable period of time after such termination, the Trustee shall fully liquidate the Securities of such Trust then held, if any, pursuant to the Depositor’s direction, and shall:

(a) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Principal Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

(b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust, and pay accrued and unpaid fees of the Depositor, the Portfolio Supervisor and bond counsel in connection with such Trust, if any;

(c) deduct from the Interest Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

(d) distribute to each Unit holder of such Trust such holder’s pro rata share of the balance of the Principal Account and, on the conditions set forth in Section 3.04 hereof, such holder’s pro rata share of the balance of the Reserve Account of such Trust;

(e) distribute to each Unit holder on the conditions set forth in Section 3.04 hereof, such holder’s pro rata share of the balance of the Reserve Account; and

(f) together with such distribution to each Unit holder as provided for in (d) and (e), provide the Depository Trust Company the dollar amount per Unit distributed from each Account in substantially the manner provided for in Section 3.06 hereof.

The amounts to be so distributed to each Unit holder shall be that pro rata share of the balance of the total Interest and Principal Accounts of such Trust as shall be represented by the Units therein held of record by such Unit holder.

The Trustee shall be under no liability with respect to moneys held by it in the Interest, Reserve and Principal Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, without interest until disposed of in accordance with the terms of this Indenture.

Subject to the following paragraph, cash or property received by the Trustee for a Trust subsequent to its termination shall, unless previously allocated to Unit holders as of a specified Record Date as directed by the Depositor, shall be distributed to Unit holders of record as of the date of the Trust termination.

Funds held or received by the Trust subsequent to the termination distribution described above (including, but not limited to, residual funds remaining after payment of expenses estimated in the calculation of such termination distribution and amounts received by the Trust subsequent to termination) shall be distributed to Unit holders within a reasonable time following the final determination of such expenses or receipt of the funds, as applicable, less reimbursement to the Trustee of the cost of such distribution, provided, however, that if, because of the smallness of the amount or otherwise, the Trustee determines that the funds cannot effectively be distributed, the funds shall be escheated by the Trustee in accordance with applicable law. The Trustee shall not be liable to any Unit holder or other person for any such determination made in good faith.

None of the Trustee, the Depositor or the Portfolio Supervisor shall have any liability to any Unit holder or any other person for the failure to reserve funds for claims which were not reasonably foreseeable based on the facts known to them at the time a Trust terminates. None of the Trustee, the Depositor or the Portfolio Supervisor, or their respective officers, directors, trustees, shareholders, agents, partners or employees, shall be personally liable to any person for liabilities arising from the administration of a Trust or from its assets; for all such liabilities, persons transacting with the Trustee, the Depositor or the Portfolio Supervisor, acting in their fiduciary or other representative capacity for the account of the Trust, shall have recourse solely to the assets of the Trust then in the custody of the Trustee or other custodian of Trust assets.

Section 8.03. Construction. This Indenture is executed and delivered in the state of New York, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unit holders and the interpretation of the provisions hereof.

Section 8.04. Registration of Units. The Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, Federal or state, pursuant to applicable Federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust Fund created hereunder, and the Trustee shall incur no liability or be under any obligation or expenses in connection therewith, except to reimburse certain expenses as provided in Section 3.01 and Section 6.02.

Section 8.05. Written Notice. Any notice, demand, direction or instruction to be given to either the Depositor or Portfolio Supervisor shall be in writing and shall be duly given if mailed or delivered to such party at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Depositor or Portfolio Supervisor to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the Unit Investment Trust office of the Trustee, 240 Greenwich Street, New York, New York 10286, or such other address as shall be specified by the Trustee to the other parties hereto in writing.

Any notice to the Unit holders shall be duly given if delivered to each Unit holder.

Section 8.06. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Units or the rights of the holders thereof.

Section 8.07. Dissolution of Depositor Not to Terminate. The dissolution of the Depositor for any cause whatsoever shall not operate to terminate this Indenture or any Trust Fund insofar as the duties and obligations of the Trustee are concerned.

In Witness Whereof, First Trust Portfolios L.P., The Bank of New York Mellon and First Trust Advisors L.P. have each caused these Standard Terms and Conditions of Trust to be executed by authorized officers; all as of the day, month and year first above written.

First Trust Portfolios L.P., Depositor

By	/s/ Elizabeth H. Bull
Elizabeth H. Bull
Senior Vice President

The Bank of New York Mellon, Trustee

By	/s/ Rosalia A. Koopman
Rosalia A. Koopman
Managing Director

First Trust Advisors L.P., Portfolio
Supervisor

By	/s/ Elizabeth H. Bull
Elizabeth H. Bull
Senior Vice President

State of Illinois	)
	)	SS
County of DuPage	)

I, Fay E. Mack, a Notary Public in and for the said County and State aforesaid, do hereby certify that Elizabeth H. Bull, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of First Trust Portfolios L.P., a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said First Trust Portfolios L.P., for the uses and purposes therein set forth.

Given under my hand and notarial seal on October 25, 2022.

/s/ Fay E. Mack
Fay E. Mack
Notary Public

(Seal)

My commission expires: 6/3/2024

State of New York	)
	)	SS
County of New York	)

On the 25th day of October in the year 2022, before me, the undersigned, personally appeared Rosalia A. Koopman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephen F. Lappert
Stephen F. Lappert
Notary Public

(Seal)

My commission expires: 9/15/2026

State of Illinois	)
	)	SS
County of DuPage	)

I, Fay E. Mack, a Notary Public in and for said County and State aforesaid, do hereby certify that Elizabeth H. Bull, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of First Trust Advisors L.P., a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said First Trust Advisors L.P. for the uses and purposes therein set forth.

Given under my hand and notarial seal on October 25, 2022.

/s/ Fay E. Mack
Fay E. Mack
Notary Public

(Seal)

My commission expires: 6/3/2024